UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2021, Chad Zaring, Venus Concept Inc.’s (the “Company”) Chief Commercial Officer resigned from service with the Company for personal reasons effective October 15, 2021. Mr. Zaring will continue to support the Company as a consultant until March 31, 2022.

On October 7, 2021, Chad Zaring and the Company entered into a Confidential Separation and General Release Agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Zaring is entitled to receive, in connection with his separation, his unpaid regular gross salary through the separation date, in the amount of $12,500. Mr. Zaring will also receive his unpaid commissions earned in the Company’s third fiscal quarter and all authorized expenses incurred until the separation date. The separation payment will be made to Mr. Zaring by October 31, 2021 and is subject to applicable withholdings and deductions.

Mr. Zaring’s options in the Company will continue to vest until March 31, 2022. The Separation Agreement contains a general release of claims for the benefit of the Company and its affiliates and a covenant not to sue, as well as standard confidentiality, non-disclosure and non-disparagement agreements.

Chad Zaring and the Company have entered into an Independent Contractor Agreement (the “Consulting Agreement”), effective October 16, 2021. Pursuant to the terms of the Consulting Agreement, Mr. Zaring will provide consulting services to the Company as an independent contractor and is entitled to receive payment of $300 per hour worked. Mr. Zaring will provide such consulting services at the request of the Company and is not anticipated to exceed 10 hours of work per week. The Consulting Agreement will remain in effect until March 31, 2022.

The foregoing summaries are qualified by reference to the Separation Agreement and the Consulting Agreement, which are filed herewith as Exhibits 10.1 and 10.2.

Item 8.01.	Other Events.

On October 12, 2021, the Company issued a press release announcing the resignation of Mr. Zaring as well as the appointment of Ross J. Portaro, effective October 15, 2021, to the position of President of Global Sales, a role that will encompass the responsibilities of Mr. Zaring. A copy of the press release is attached hereto and filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Confidential Separation and General Release Agreement dated October 7, 2021 between the Company and Chad Zaring.
10.2	Independent Contractor Agreement effective October 16, 2021 between Venus Concept USA Inc. and Chad Zaring.
99.1	Press release dated October 12, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: October 12, 2021	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer